ZING TECHNOLOGIES, INC. AND SUBSIDIARIES



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                                EXHIBIT 11-STATEMENT RE:  COMPUTATION OF
                             COMMON AND COMMON EQUIVALENT PER SHARE EARNINGS






                                                              Three Months Ended       Nine Months Ended
                                                                    March 31,               March 31,
                                                                1995        1994        1995        1994

                                                                (000's omitted, except per share data)
Average shares outstanding  . . . . . . . . . . . . . . .     2,556        2,681      2,556       2,681

Net effect of dilutive stock options and
   warrants-based on the treasury stock
   method using average market price  . . . . . . . . . .       111          66         111          66
                                                              -----       -----       -----       -----

Shares used for computation . . . . . . . . . . . . . . .     2,667       2,747       2,667       2,747
                                                             ======      ======      ======       =====

Income before extraordinary item  . . . . . . . . . . . .  $    403    $     33    $    814    $     45

Extraordinary item  . . . . . . . . . . . . . . . . . . .        --          --          --          53
                                                          ---------    --------   ---------     -------
Net income  . . . . . . . . . . . . . . . . . . . . . . .  $    403    $     33    $    814    $     98
                                                            =======     =======     =======     =======

Income per share before extraordinary item  . . . . . . .   $   .15     $   .01     $   .31    $    .02

Extraordinary item per share  . . . . . . . . . . . . . .        --          --          --         .02
                                                             ------      ------      ------      ------
Net income per share  . . . . . . . . . . . . . . . . . .   $   .15     $   .01     $   .31    $    .04
                                                             ======      ======      ======     =======

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